                                                                    EXHIBIT 28.1





                       INFORMATION REQUIRED BY FORM 11-K
               WITH RESPECT TO THE FHP INTERNATIONAL CORPORATION
                     EMPLOYEE STOCK OWNERSHIP PLAN ("PLAN")




                    For the fiscal year ended June 30, 1994

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


          FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                         FHP INTERNATIONAL CORPORATION
                              9900 TALBERT AVENUE
                       FOUNTAIN VALLEY, CALIFORNIA 92708

                     FHP INTERNATIONAL CORPORATION
                     EMPLOYEE STOCK OWNERSHIP PLAN

                     Financial Statements and Supplemental
                     Schedules for the Years Ended
                     June 30, 1994 and 1993 and
                     Independent Auditors' Report

                     FHP International Corporation Employee
                              Stock Ownership Plan



            Index To Financial Statements and Supplemental Schedules
                                   Item 4(a)


                                                                                              Page
                                                                                              ----
Independent Auditors' Report                                                                    1

Financial Statements:

  Statements of Net Assets Available for
  Benefits at June 30, 1994 and 1993                                                            2

  Statements of Changes in Net Assets Available for
  Benefits for the Years Ended June 30, 1994 and 1993                                           4

  Notes to Financial Statements                                                                 6

Supplemental Schedules:

Item 27a - Schedule of Assets Held for
                Investment Purposes as of June 30, 1994                                        14

Item 27d - Schedule of Reportable
                 Transactions for the year ended June 30, 1994                                 15



Supplemental schedules are included pursuant to Department of Labor's Rules and Regulations. All other schedules are omitted because of the absence of conditions under which they are required.

INDEPENDENT AUDITORS' REPORT

The Trustees and Participants of the FHP International
Corporation Employee Stock Ownership Plan:


We have audited the accompanying financial statements of the FHP International Corporation Employee Stock Ownership Plan (the Plan) listed in the accompanying index. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the FHP International Corporation Employee Stock Ownership Plan at June 30, 1994 and 1993, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information by fund in the statements of net assets available for benefits and statements of changes in net assets available for benefits is presented for the purpose of additional analysis of the basic financial statements rather than to present information regarding the net assets available for benefits and changes in net assets available for benefits of the individual funds, and is not a required part of the basic financial statements. Also, the supplemental schedules listed in the accompanying index are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund and supplemental schedules are the responsibility of the Plan's management. The supplemental information by fund and supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



                                               /s/  Deloitte & Touche LLP


September 9, 1994

         FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                JUNE 30, 1994


                                                       Supplemental Information by Fund
                         ----------------------------------------------------------------------------------------------
                                                                        401K
                                    -----------------------------------------------------------------------------------
                                      Fidelity      Fidelity              IDS Bank  T.Rowe Price
                                     Retirement     Equity     Fidelity    & Trust  International  FHP
                           ESOP/    Money Market    Income     Magellan     Income     Stock      Stock     Participant
                           PAYSOP     Portfolio      Fund        Fund        Fund       Fund       Fund        Loans       Total
                           ------     ---------      ----        ----        ----       ----       ----        -----       -----

 ASSETS
 ------

 Investments (Note 4)    $53,710,522  $3,496,561  $7,112,678  $13,726,024  $3,951,326  $740,890  $29,419,859            $112,157,860
 Contributions
  receivable from the
  Company (Note 2)         2,138,692                                                                 872,638               3,011,330


 Interfund receivable
   (payable)                              (7,805)    (24,782)     (58,605)    (12,824)   (4,266)     108,282
 Participant loans
   (Note 2)                                                                                                  $1,151,517    1,151,517
                         -----------  ----------  ----------  -----------  ----------  --------  ----------- ----------  -----------
   Total assets           55,849,214   3,488,756   7,087,896   13,667,419   3,938,502   736,624   30,400,779  1,151,517  116,320,707
                         -----------  ----------  ----------  -----------  ----------  --------  ----------- ---------- -----------

 LIABILITIES
 -----------
 Accrued expenses             45,039                                            1,482                                         46,521
                         -----------  ----------  ----------  -----------  ----------  --------  ----------- ----------  -----------
 Total liabilities            45,039                                            1,482                                         46,521
                         -----------  ----------  ----------  -----------  ----------  --------  ----------- ----------  -----------

 NET ASSETS AVAILABLE
 FOR BENEFITS
 --------

 Vested                   39,970,377   3,488,756   7,087,896   13,667,419   3,937,020   736,624   28,434,721  1,151,517   98,474,330

 Nonvested                15,833,798                                                               1,966,058              17,799,856
                         -----------  ----------  ----------  -----------  ----------  --------  ----------- ----------  -----------
     Total net assets    $55,804,175  $3,488,756  $7,087,896  $13,667,419  $3,937,020  $736,624  $30,400,779 $1,151,517 $116,274,186
                         ===========  ==========  ==========  ===========  ==========  ========  =========== ========== ============


               See accompanying notes to financial statements.

          FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                 JUNE 30, 1993



                                                             SUPPLEMENTAL INFORMATION BY FUND
                                             -----------------------------------------------------------------
                                                                          401K
                                             -----------------------------------------------------------------
                                                                Fidelity
                                                               Retirement         Fidelity          Fidelity
                                                ESOP/         Money Market      Equity Income       Magellan
                                               PAYSOP          Portfolio            Fund              Fund
                                             -----------      ------------      -------------      -----------
 ASSETS
 ------

   Investments (Note 4)                      $51,473,522       $3,046,232         $5,319,277       $11,202,701
   Contributions receivable
    from the Company (Note 2)                  3,130,391

   Interfund receivable (payable)                                 (44,802)           (58,378)          (43,092)
   Participant loans (Note 2)

                                             -----------       ----------         ----------       -----------
   Total assets                               54,603,913        3,001,430          5,260,899        11,159,609
                                             -----------       ----------         ----------       -----------

 LIABILITIES

   Accrued expenses                               91,598
                                             -----------

   Total liabilities                              91,598
                                             -----------
 NET ASSETS AVAILABLE FOR BENEFITS


   Vested                                     37,993,351        3,001,430          5,260,899        11,159,609
   Nonvested                                  16,518,964
                                             -----------       ----------         ----------       -----------
   Total net assets available for benefits   $54,512,315       $3,001,430         $5,260,899       $11,159,609
                                             ===========       ==========         ==========       ===========



See accompanying notes to financial statements.





                                                              SUPPLEMENTAL INFORMATION BY FUND
                                             -----------------------------------------------------------------
                                                                            401K
                                             -----------------------------------------------------------------
                                               IDS Bank
                                                & Trust
                                                Income           FHP Stock       Participant
                                                 Fund             Fund              Loans            Total
                                             -----------       ----------         ----------      ------------
 ASSETS
 ------

   Investments (Note 4)                       $3,531,332      $30,991,846                         $105,564,910
   Contributions receivable
    from the Company (Note 2)                                     726,183                            3,856,574

   Interfund receivable (payable                  (2,190)         148,462
   Participant loans (Note 2)                                                       $928,935           928,935
                                               ---------      -----------           --------      ------------

   Total assets                                3,529,142       31,866,491            928,935       110,350,419
                                              ----------      -----------           --------      ------------


 LIABILITIES
 -----------
   Accrued expenses                                1,324                                                92,922
                                              ----------                                          ------------

  Total liabilities                                1,324                                                92,922
                                              ----------      ------------          --------      ------------
 NET ASSETS AVAILABLE FOR BENEFITS
 -------------------------------

   Vested                                      3,527,818       28,795,091            928,935        90,667,133

   Nonvested                                                    3,071,400                           19,590,364
                                              ----------      -----------           --------      ------------
   Total net assets available for benefits    $3,527,818      $31,866,491           $928,935      $110,257,497
                                              ==========      ===========           ========      ============



See accompanying notes to financial statements.

          FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                            YEAR ENDED JUNE 30, 1994

                                                    SUPPLEMENTAL INFORMATION BY FUND
                  ----------------------------------------------------------------------------------------------------
                                                                  401K
                            ------------------------------------------------------------------------------------------
                              Fidelity     Fidelity                IDS Bank     T.Rowe
                             Retirement     Equity     Fidelity     & Trust      Price         FHP
                   ESOP/    Money Market    Income     Magellan     Income   International    Stock     Participant
                   PAYSOP     Portfolio      Fund        Fund        Fund     Stock Fund      Fund         Loans       Total
                  -------   ------------   --------    --------    --------  -------------   ------     -----------    -------
 ADDITIONS
(DEDUCTIONS)
TO NET ASSETS:
  Investment
    income:

  Interest      $    30,180  $  105,548  $      438  $       779  $  215,568   $    460    $     3,556              $     356,529

  Participant
    loan
    interest                      7,305      10,121       23,011       5,992                    43,967                     90,396

  Dividends                                 451,331    1,321,777                                                        1,773,108
  Net
    appre-
    ciation
    (depre-
    ciation)
    in fair
    value of
    investments  (6,274,207)                (63,987)  (1,290,318)          8    (17,883)    (4,033,926)               (11,680,313)
                -----------  ----------  ----------  -----------  ----------   --------    -----------  ----------   ------------
   Net
     investment
     income
     (loss)      (6,244,027)    112,853     397,903       55,249     221,568    (17,423)    (3,986,403)                (9,460,280)
                -----------  ----------  ----------  -----------  ----------   --------    -----------  ----------   ------------
 Contributions
   (Note 2):

   Participants                 911,058   1,708,648    3,086,881     785,502    195,124      5,961,339                 12,648,552
   Company       11,282,117                                                                  1,042,652                 12,324,769
                -----------  ----------  ----------  -----------  ----------   --------    -----------  ----------   ------------
                 11,282,117     911,058   1,708,648    3,086,881     785,502    195,124      7,003,991                 24,973,321
                -----------  ----------  ----------  -----------  ----------   --------    -----------  ----------   ------------
 Participant
   loans                        (26,505)    (64,357)    (127,727)    (47,942)                 (301,208)   $567,739
 Participant
   loan
   repayments                    26,708      33,823       48,662      15,060                   109,228    (233,481)
 Benefits,
  termina-
  tions and
  withdrawals    (3,595,446)   (325,890)   (673,995)  (1,331,711)   (401,794)      (175)    (2,594,569)   (111,676)    (9,035,256)

 Administrative
   expenses
   (Note 2)        (461,096)                                                                                             (461,096)
                -----------  ----------  ----------  -----------  ----------   --------    -----------  ----------   ------------
 Net increase
   in net assets    981,548     698,224   1,402,022    1,731,354     572,394    177,526        231,039     222,582      6,016,689

 Interfund
   transfers        310,312    (210,898)    424,975      776,456    (163,192)   559,098     (1,696,751)
 NET ASSETS
   AVAILABLE
   FOR BENEFITS:

   Beginning of
     year        54,512,315   3,001,430   5,260,899   11,159,609   3,527,818                31,866,491     928,935    110,257,497
                -----------  ----------  ----------  -----------  ----------   --------    -----------  ----------   ------------
   End of year  $55,804,175  $3,488,756  $7,087,896  $13,667,419  $3,937,020   $736,624    $30,400,779  $1,151,517   $116,274,186
                ===========  ==========  ==========  ===========  ==========   ========    ===========  ==========   ============


See accompanying notes to financial statements.

          FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                            YEAR ENDED JUNE 30, 1993

                                                           SUPPLEMENTAL INFORMATION BY FUND
                              -----------------------------------------------------------------------------------
                                                                            401K
                                          -----------------------------------------------------------------------
                                           Fidelity
                                          Retirement    Fidelity                  IDS Bank
                                            Money        Equity      Fidelity     & Trust        FHP       Parti-
                                 ESOP/      Market       Income      Magellan      Income       Stock      cipant
                                PAYSOP     Portfolio      Fund         Fund         Fund        Fund        Loans         Total
                              ------------ ----------   ----------  -----------  ----------  -----------   --------    ------------
 ADDITIONS (DEDUCTIONS)
   TO NET ASSETS:
 Investment Income:
   Interest                   $    25,779  $   89,943  $      457  $       974  $  186,553  $     2,569               $    306,275
   Participant
     loan interest                              7,690       7,690       20,763       5,383       35,374                     76,900
   Dividends                                              148,791    1,112,365                                           1,261,156
   Net appreciation
    (depreciation) in
    fair value of
    investments                16,878,426                 674,594      842,919         (28)  10,564,599                 28,960,510
                              -----------  ----------  ----------  -----------  ----------  -----------   --------    ------------
   Net investment income       16,904,205      97,633     831,532    1,977,021     191,908   10,602,542                 30,604,841
                              -----------  ----------  ----------  -----------  ----------  -----------   --------    ------------
 Contributions (Note 2):
   Participants                               837,988   1,240,041    2,551,768     867,807    4,959,122                 10,456,726
   Company                     10,654,958                                                       878,509                 11,533,467
                              -----------  ----------  ----------  -----------  ----------  -----------   --------    ------------
                               10,654,958     837,988   1,240,041    2,551,768     867,807    5,837,631                 21,990,193
                              -----------  ----------  ----------  -----------  ----------  -----------   --------    ------------
 Participant loans                            (55,397)    (42,392)     (88,409)    (35,207)    (248,175)  $469,580
 Participant
   loan repayments                              1,020      16,380       10,950       1,840      124,448   (154,638)
 Benefits,
   terminations and
   withdrawals                 (1,690,371)   (300,448)   (333,130)    (588,610)   (224,968)  (1,556,444)   (54,488)     (4,748,459)
 Administrative
   expenses (Note 2)             (433,177)                                                                                (433,177)
 Interest expense                 (80,298)                                                                                 (80,298)
                              -----------  ----------  ----------  -----------  ----------  -----------   --------    ------------
 Net increase
   in net assets               25,355,317     580,796   1,712,431    3,862,720     801,380   14,760,002    260,454      47,333,100
 Interfund transfers               55,169    (179,939)    377,674      535,167      88,351     (876,422)
 NET ASSETS AVAILABLE
   FOR BENEFITS:
   Beginning of year           29,101,829   2,600,573   3,170,794    6,761,722   2,638,087   17,982,911    668,481      62,924,397
                              -----------  ----------  ----------  -----------  ----------  -----------   --------    ------------
   End of year                $54,512,315  $3,001,430  $5,260,899  $11,159,609  $3,527,818  $31,866,491   $928,935    $110,257,497
                              ===========  ==========  ==========  ===========  ==========  ===========   ========    ============





See accompanying notes to financial statements.

FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY
            OF SIGNIFICANT ACCOUNTING POLICIES

     The FHP International Corporation Employee Stock Ownership Plan (the Plan) was adopted on June 6, 1986 by FHP International Corporation and its wholly owned subsidiary, FHP, Inc. (collectively, the Company). The Plan was amended and restated in its entirety June 7, 1993, effective January 1, 1993.

     The accompanying financial statements of the Plan are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Investments in common stock of the Company are stated at fair value based on the closing bid price reported on the last business day of the Plan year. Investments in mutual funds are stated at the fair value of the respective funds on the last business day of the Plan year. Investments in pooled funds, which consist of money market funds, are stated at cost which approximates fair value. Cost of investments is determined by the average cost method. Security transactions are recorded as of the trade dates.

     Realized gains and losses on security transactions are recorded based on the difference between proceeds received and weighted average cost. In accordance with the policy of stating investments at fair value, the increase or decrease in net unrealized appreciation is included with realized gains and losses in net appreciation (depreciation) in fair value of investments in the accompanying statements of changes in net assets available for benefits.

     Certain reclassifications have been made to the 1993 financial statements in order to conform to the 1994 presentation.

NOTE 2 - PLAN DESCRIPTION AND RELATED INFORMATION

     The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
NOTES TO FINANCIAL STATEMENTS (CONTINUED)


     As amended and restated, the Plan is intended to qualify under Internal Revenue Code (Code) Section 401(a). It consists of three separate, but complementary parts designed to satisfy the specific rules in the code applicable to each part. The first part is an employee stock ownership plan (ESOP) intended to qualify under Code Section 4975(e)(7), the second part is a 401(k) cash or deferred arrangement intended to qualify under Code Section 401(k), and the third part is a payroll based tax credit employee stock ownership plan (PAYSOP) intended to qualify under Code Sections 41 and 409. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     The Plan covers substantially all employees of the Company who were employed prior to January 1, 1993 and who have completed at least six months and 1,000 hours of service with the Company and have attained the age of 21. Under the amended Plan (Note 1), employees hired on or after January 1, 1993 become participants on the first day of the month immediately following the later of the date they attain age 21, or the date they complete 12 months of service with the Company. Prior to January 1, 1993, participants were eligible to enroll on January 1 and July 1. Under the amended plan, enrollment may occur monthly. At June 30, 1994 and 1993, there were approximately 10,000 and 9,700 participants in the Plan, respectively.

     Plan Administration

     The Plan is administered by the Company. Assets of the Plan are maintained under the custody of the Plan's independent trustee, Wells Fargo Bank, N.A. (Trustee). Under the terms of the Plan, certain costs of the Plan's administration can be charged to the Plan. Administrative and Trustee fees in the amount of $461,096 and $433,177 were charged to the Plan for the years ended June 30, 1994 and 1993, respectively.

     Participant Accounts

     Separate accounts are maintained for each participant's ESOP, PAYSOP and 401(k) investments. These accounts have been credited with employee pre-tax contributions for 401(k) accounts only, Company contributions and allocable portions of Plan earnings or losses. Participating employees are not subject to state or Federal income taxes on contributions and related earnings until such amounts are distributed.

     Contributions

     During the years ended June 30, 1994 and 1993, the Company contributed $12,324,769 and $11,533,467, respectively, to the Plan, an amount equal to 4% of participating employees' eligible compensation, net of forfeitures and refunds required by IRS limitation testing, plus interest-related contributions and the Company's matching contribution as described below. All participant contributions were remitted to the Plan by June 30, 1994 and 1993.

FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
NOTES TO FINANCIAL STATEMENTS (CONTINUED)


     Non-highly compensated employees (as defined in the Code) may participate in the 401(k) program and may make pre-tax contributions not to exceed 10% of their eligible annual compensation. Highly compensated participants can make pre-tax contributions not to exceed 5% of their eligible annual compensation. Contributions are limited to the maximum amount allowed under the Code ($9,240 and $8,994 per employee in calendar year 1994 and 1993, respectively).

     The 401(k) provides an investment option which permits investment in the Company's common stock (FHP Stock Fund). The Company has committed to make an annual matching ESOP contribution equal to $0.25 for each $1.00 contributed by participants to the FHP Stock Fund (only participant contributions up to 6% of eligible compensation are matched). Matching ESOP contributions are subject to an annual limit of $500 per participant and are only contributed for participants who are employed by the Company on June 30th of each year. The matching ESOP contribution, net of forfeitures, totaled $1,042,652 and $878,509 for the years ended June 30, 1994 and 1993, respectively.

     Contributions under the PAYSOP are limited to the maximum credit available to the Company for Federal income tax purposes. Due to changes in the tax law pursuant to the Tax Reform Act of 1986, the credit was not available to the Company for any period after December 31, 1986 and, therefore, no PAYSOP contributions have been made by the Company after the year ended June 30, 1987.

     Vesting

     Participants are fully vested in their PAYSOP and 401(k) contributions and related earnings at all times. Participants employed prior to July 1, 1990, become fully vested in their ESOP accounts after five years of service. This is accomplished through 10% increments for each of the first four years of employment with the Company, with 100% vesting at the end of the fifth year of service. Participants beginning employment on or after July 1, 1990 will not vest in the Company's contributions to, and the related earnings of, their ESOP accounts until they have completed five years of employment with the Company, at which time they become 100% vested in their accounts.

     Participants also become fully vested if they achieve age 65, die or become totally and permanently disabled while employed by the Company.

FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
NOTES TO FINANCIAL STATEMENTS (CONTINUED)


     Loans

     Under certain conditions, participants may borrow up to the lesser of $50,000 or one-half of their 401(k) balances (not to exceed $50,000 total borrowing when combined with loans under the FHP Money Purchase Pension
     Plan). Repayment is generally required within five to fifteen years, and all loans bear interest at a rate equal to Bank of America's prime lending rate plus 2% on the last business day of the month prior to the month the loan application is received. During the years ended June 30, 1994 and 1993, the Plan loaned to participants $567,739 and $469,580 respectively, and loan repayments were $233,481 and $154,638, respectively.

     Withdrawals and Distributions

     Participants may withdraw all or part of their 401(k) account balances when they reach age of 59 1/2 or before age 59 1/2 if they meet certain financial hardship conditions. Participants may not withdraw their ESOP and PAYSOP account balances while they remain employed with the Company.

     Upon termination of employment, death or disability, the vested portions of a participant's accounts are distributed to the participant or beneficiary. Distributions may be made in cash or shares of the Company's common stock (if applicable), and may be made immediately or when the participant reaches age 65. If a participant terminates employment prior to age 65 for reasons other than death or disability, the nonvested portion of the account balances will be forfeited. Forfeited amounts are used to reduce Company contributions. The total amounts forfeited were $1,326,798 and $854,717 for the years ended June 30, 1994 and 1993, respectively.

     At June 30, 1994 and 1993, the amounts of benefits payables to participants who have withdrawn from participation in the Plan were $2,038,331 and $1,812,263, respectively (see Note 1). Those amounts are reflected on Form 5500's for 1994 and 1993 as benefit claims payable.
     Such amounts are not considered liabilities for financial reporting purposes and, accordingly, the balances are not included in the $9,035,256 and $4,748,459 benefits, terminations and withdrawals for the years ended June 30, 1994 and 1993, respectively.

     Plan Termination

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in all accounts and the account balances will be distributed.

FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
NOTES TO FINANCIAL STATEMENTS (CONTINUED)


     Tax Status of The Plan

     The Plan obtained its latest determination letter on March 10, 1994, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Code.


NOTE 3 - SUBSEQUENT EVENTS

     On September 9, 1994, the Board of Directors of the Company approved an amendment to the Plan. The principal amendment results in a change of the Plan year from the current fiscal year to a calendar year. The amendment is effective January 1, 1995.

     The Company acquired all of the outstanding stock of TakeCare, Inc. on June 17, 1994. The acquisition was treated as a purchase for accounting purposes. In connection with the acquisition, the amendment, as noted, allows former TakeCare employees to be eligible to participate in the Plan effective January 1, 1995.


NOTE 4 - INVESTMENTS

     Participants in the 401(k) direct that their contributions be invested in one or more of the investment programs described below. Participants may change their future and existing investment options on January 1, April 1, July 1 and October 1. The following describes the six funds available and the investment objectives of each fund:

     -  Fidelity Retirement Money Market Portfolio:

             A money market fund which seeks high yield and stability of principal by investing in high-quality, short-term money market instruments.

     -  Fidelity Equity Income Fund:

             A growth and income fund which invests in equity securities, convertible securities and bonds.

     -  Fidelity Magellan Fund:

             An aggressive growth fund which invests in stocks of both well-known and lesser-known companies with above average growth potential.

FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
NOTES TO FINANCIAL STATEMENTS (CONTINUED)


     -  IDS Bank & Trust Income Fund:

             An income fund which invests primarily in contracts purchased from insurance companies and short-term money market instruments.

     -  T. Rowe Price International Stock Fund:

             An international stock fund which seeks long term growth of capital through investments primarily in common stocks of established, non-U.S. companies.

     - The 401(k) participants may also invest in shares of the Company's common stock though participation in the FHP Stock Fund (Note 2).

     The Company's ESOP and PAYSOP contributions are invested in the Company's common stock. Contributions may be temporarily invested in short-term cash equivalents pending investment in investment programs.

FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Investments at June 30 were as follows:


                                                                           1994                                 1993
                                                              ------------------------------        ----------------------------
INVESTMENTS AT FAIR VALUE AS DETERMINED BY QUOTED             NUMBER OF             FAIR             NUMBER OF          FAIR
- - -------------------------------------------------              SHARES               VALUE             SHARES            VALUE
MARKET PRICE:                                                 ---------         ------------        ----------      ------------
- - -------------

ESOP/PAYSOP:
  Pooled Investment Fund                                        357,994         $    357,994          734,430       $    734,430
  FHP International Corporation Common Stock                  2,223,022           53,352,528        1,861,985         50,739,092
                                                                                ------------                        ------------
                                                                                  53,710,522                          51,473,522
                                                                                ------------                        ------------
FIDELITY RETIREMENT MONEY MARKET PORTFOLIO:
  Pooled Investment Fund                                         11,042               11,042               64                 64
  Fidelity Retirement Money Market Portfolio                  3,485,519            3,485,519        3,046,168          3,046,168
                                                                                ------------                        ------------
                                                                                   3,496,561                           3,046,232
                                                                                ------------                        ------------
FIDELITY EQUITY INCOME FUND:
  Pooled Investment Fund                                         60,781               60,781               68                 68
  Fidelity Equity Income Fund                                   220,579            7,051,897          166,485          5,319,209
                                                                                ------------                        ------------
                                                                                   7,112,678                           5,319,277
                                                                                ------------                        ------------
FIDELITY MAGELLAN FUND:
  Pooled Investment Fund                                        115,616              115,616              180                180
  Fidelity Magellan Fund                                        212,862           13,610,408          160,495         11,202,521
                                                                                ------------                        ------------
                                                                                  13,726,024                          11,202,701
                                                                                ------------                        ------------
IDS BANK & TRUST INCOME FUND:
  Pooled Investment Fund                                         23,156               23,156               38                 38
  IDS Bank & Trust Income Fund                                  108,366            3,928,170          103,521          3,531,294
                                                                                ------------                        ------------
                                                                                   3,951,326                           3,531,332
                                                                                ------------                        ------------
T. ROWE PRICE INTERNATIONAL STOCK FUND
  Pooled Investment Fund                                         16,557               16,557
  International Stock Fund                                       60,512              724,333
                                                                                ------------                        ------------
                                                                                     740,890
                                                                                ------------                        ------------
FHP STOCK FUND:
  Pooled Investment Fund                                        232,139              232,139          191,743            191,743
  FHP International Corporation Common Stock                  1,216,155           29,187,720        1,130,279         30,800,103
                                                                                ------------                        ------------
                                                                                  29,419,859                          30,991,846
                                                                                ------------                        ------------
Total Investments                                                               $112,157,860                        $105,564,910
                                                                                ============                        ============


FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
NOTES TO FINANCIAL STATEMENTS (CONTINUED)


During the years ended June 30, 1994 and 1993, the Plan's investments (including investments bought, sold and held during the year) appreciated (depreciated) in value as follows:


INVESTMENT AT FAIR VALUE AS DETERMINED                  NET APPRECIATION (DEPRECIATION)
BY QUOTED MARKET PRICE:                               IN FAIR VALUE - YEAR ENDED JUNE 30
- - -----------------------                               ----------------------------------
                                                           1994                 1993
                                                           ----                 ----
 ESOP/PAYSOP:
   FHP International Corporation Common Stock          $ (6,274,207)         $16,878,426



 FIDELITY EQUITY INCOME FUND                                (63,987)             674,594


 FIDELITY MAGELLAN FUND                                  (1,290,318)             842,919


 IDS BANK & TRUST INCOME FUND                                     8                  (28)


 T. ROWE PRICE INTERNATIONAL STOCK FUND                     (17,883)


 FHP STOCK FUND:

   FHP International Corporation Common Stock            (4,033,926)          10,564,599
                                                       ------------          -----------


 Net Appreciation (Depreciation) in Fair Value         $(11,680,313)         $28,960,510
                                                       ============          ===========

          FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
           ITEM 27A: SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 JUNE 30, 1994

                                                                                            FAIR
 DESCRIPTION                                            SHARES            COST              VALUE
 -----------                                          ---------       -----------       ------------
 Pooled Investment Funds:
   Wells Fargo Money Market Fund                        817,285       $   817,285       $    817,285

 Mutual Funds:
 Fidelity Retirement Money Market Portfolio           3,485,519         3,485,519          3,485,519

 Fidelity Equity Income Fund                            220,579         6,335,608          7,051,897
 Fidelity Magellan Fund                                 212,862        13,627,584         13,610,408

 IDS Bank & Trust Income Fund                           108,366         3,932,431          3,928,170

 T. Rowe Price International Stock Fund                  60,512           742,213            724,333

 Common Stock:
 FHP International Corporation                        3,439,177        55,798,782         82,540,248
                                                                      -----------       ------------

 Total Investment Assets                                              $84,739,422       $112,157,860
                                                                      ===========       ============

          FHP INTERNATIONAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN
               ITEM 27D: SCHEDULE OF REPORTABLE TRANSACTIONS (A)
                            YEAR ENDED JUNE 30, 1994


                                                 PURCHASES OF SECURITIES                 SALES OF SECURITIES
                                               --------------------------     -----------------------------------------
 DESCRIPTION                                     SHARES          COST           SHARES        PROCEEDS       GAIN (LOSS)
 -----------                                   ----------     -----------     ----------     -----------     ----------
 Wells Fargo Money Market Fund                 27,794,194     $27,794,194     27,916,459     $27,916,459
 (452 purchases and 297 sales transactions)
 FHP International Corporation Common Stock     1,324,555      30,306,871        877,642      18,997,683     $2,297,554
 (84 purchases and 61 sales transactions)

 Fidelity Retirement Money Market Portfolio       972,255         983,286        532,904         532,904
 (36 purchases and 7 sales transactions)

 Fidelity Equity Income Fund                       71,747       2,695,182         17,654         898,507         84,762
 (36 purchases and 5 sales transactions)
 Fidelity Magellan Fund                            66,732       4,747,643         14,364       1,049,438        109,777
 (35 purchases and 4 sales transactions)

 IDS Bank & Trust Income Fund                      20,032         935,719         15,186         538,851          2,225
 (35 purchases and 20 sales transactions)
 T. Rowe Price International Stock Fund            63,175         774,883          2,663          32,667             (3)
 (14 purchases and 2 sales transactions)
                                               ----------     -----------     ----------     -----------     ----------
 Totals                                        30,312,690     $68,237,778     29,376,872     $49,966,509     $2,494,315
                                               ==========     ===========     ==========     ===========     ==========

(A) Schedule includes all purchase and sale transactions during the fiscal year.